Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES THIRD QUARTER EARNINGS

•	Net sales up 33% over PY

•	Adjusted EPS increased 94%

(Calhoun, Ga.) - October 31, 2013 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2013 third quarter net earnings of $119 million and diluted earnings per share (EPS) of $1.63. Excluding unusual charges, net earnings were $147 million and EPS was $2.02, a 94% increase over last year’s third quarter adjusted EPS. Net sales for the third quarter of 2013 were approximately $2.0 billion, an increase of 33% versus the prior year’s third quarter. For the third quarter of 2012, net sales were approximately $1.5 billion, net earnings were $70 million and EPS was $1.01; excluding unusual charges, net earnings were $72 million and EPS was $1.04.
For the nine months ending September 28, 2013, net sales were approximately $5.4 billion, an increase of approximately 25% versus the prior year. Net earnings and EPS for the nine-month period were $254 million and $3.53, respectively. Net earnings excluding unusual charges were $342 million and EPS was $4.76, an increase of 72% over the nine-month adjusted EPS results in 2012. For the nine months ending September 29, 2012, net sales were approximately $4.4 billion, net earnings were $184 million and EPS was $2.66. Excluding unusual charges, net earnings and EPS were $191 million and $2.76, respectively.
Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “This quarter we are reporting the highest adjusted EPS in Company history. During the period, higher U.S. volumes, efficiency improvements and the performance of our Pergo, Marazzi and Spano acquisitions supported our strong growth. Our legacy net sales increased approximately 5% as reported, with the balance of our revenue growth derived from our recent acquisitions. Our adjusted operating income improved 350 basis points over the prior year to approximately 11% of sales as a result of enhanced product mix from innovative new collections, improved manufacturing and distribution efficiencies and the implementation of new systems and processes. Ongoing cost containment measures improved our adjusted SG&A by 130 basis points even with significant investments in samples and marketing for new product launches.”
Carpet segment net sales for the quarter were $773 million, up 3% over last year, rising with stronger demand from residential new construction and remodeling. The segment’s operating margin, excluding unusual charges, for the quarter was 9% of sales, an increase of 290 basis points and the strongest in more than six years due to improved product mix, realignment of assets, productivity, cost controls and volume leverage. Residential mix continued to improve with the expansion of the company’s industry-leading position in premium soft carpets and the introduction of the Soft Appeal™ luxury polyester collection. Price increases previously executed offset raw material inflation.
Ceramic segment net sales were $767 million, up 84% over last year, with strong results from both the legacy Dal-Tile business and the Marazzi acquisition. Operating margins, excluding unusual charges, were approximately 12% of sales, an increase of 290 basis points over the prior year as a result of higher volumes, efficiency gains and improved product mix. North American sales rose in the low teens with strong performances in the specialty retail, home center, builder and commercial channels and Mexican sales that outpaced the market. A 2-4% North American price increase was implemented in August to offset higher energy and transportation costs. The Company’s Russian ceramic sales outperformed the overall market and gained share due to the success of new product introductions as well as strength in the new construction and franchised retail channels. The Company’s European ceramic sales increased in Eastern Europe, the Middle East and the Far East offsetting soft conditions in Western Europe.
Laminate and Wood segment net sales were $451 million, up 37% over last year, with most of that increase from the acquisitions of Pergo and Spano and growth in North America across all product categories and customer channels. Operating income, excluding unusual charges, was approximately 13% of sales, an improvement of 380 basis points over the prior year due primarily to increased North American volume, overall improved productivity and decreased amortization expense. In North America, the integration of Unilin and Pergo is yielding improved productivity and efficiencies and new capacity is being added to satisfy increased demand for single planks. In Europe, the Pergo manufacturing assets have been closed and production was moved to the Company's more efficient Belgium operations to improve the product offering and manufacturing costs. In both Russia and Australia, price increases of 4 to 8% were implemented on laminate and wood to offset currency changes. The new insulation board plant in France has begun production and is expanding our reach into new territories in France and Germany.
“Mohawk today is in the strongest position in our company’s history,” said Lorberbaum. "We have substantially grown our profits and expect continued improvement next year. With our Pergo, Marazzi and Spano acquisitions, we are quickly moving to drive synergies, lower costs and increase top line growth. We have already executed many initiatives to improve the performance of these acquisitions, including implementing new strategies and organizational structures, upgrading marketing tactics and product lines, and reducing costs through best practices and closing high cost assets. In our legacy businesses, we have significant opportunities to deliver improved results as the U.S. business strengthens and we expand our investments in our people, products and capacities. With these factors, our guidance for fourth quarter earnings is $1.66 to $1.75 per share, excluding any restructuring or acquisition costs."
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, Karastan, Lees, Marazzi, Kerama Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, November 1, 2013 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 74423838. A replay will be available until Friday November 22, 2013 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 74423838.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net sales	$1,961,536	1,473,493	5,424,650	4,352,321
Cost of sales	1,444,646	1,100,656	4,016,638	3,231,594
Gross profit	516,890	372,837	1,408,012	1,120,727
Selling, general and administrative expenses	340,987	268,883	1,012,069	837,079
Operating income	175,903	103,954	395,943	283,648
Interest expense	25,630	17,969	70,098	59,311
Other expense (income), net	1,168	322	6,458	(1,063)
Earnings from continuing operations before income taxes	149,105	85,663	319,387	225,400
Income tax expense	28,993	15,359	62,965	40,896
Earnings from continuing operations	120,112	70,304	256,422	184,504
Loss from discontinued operations, net of income tax benefit of $297 and $782, respectively	(553)	—	(1,914)	—
Net earnings including noncontrolling interest	119,559	70,304	254,508	184,504
Net earnings attributable to noncontrolling interest	491	—	373	635
Net earnings attributable to Mohawk Industries, Inc.	$119,068	70,304	254,135	183,869

Basic earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$1.65	1.02	3.59	2.67
Loss from discontinued operations, net of income taxes	(0.01)	—	(0.03)	—
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.64	1.02	3.56	2.67
Weighted-average common shares outstanding - basic	72,575	69,010	71,467	68,952

Diluted earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$1.64	1.01	3.56	2.66
Loss from discontinued operations, net of income taxes	(0.01)	—	(0.03)	—
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.63	1.01	3.53	2.66
Weighted-average common shares outstanding - diluted	73,087	69,337	71,975	69,247

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$81,550	71,298	222,542	216,415
Capital expenditures	$109,426	47,311	255,523	134,998

Consolidated Balance Sheet Data
(Amounts in thousands)
			September 28, 2013	September 29, 2012
ASSETS
Current assets:
Cash and cash equivalents			$63,580	380,842
Receivables, net			1,154,368	817,214
Inventories			1,612,696	1,139,403
Prepaid expenses and other current assets			221,767	146,275

Deferred income taxes			136,052	112,995
Total current assets			3,188,463	2,596,729
Property, plant and equipment, net			2,683,984	1,657,226
Goodwill			1,713,883	1,371,494
Intangible assets, net			811,116	554,257
Deferred income taxes and other non-current assets			166,711	122,906
Total assets			$8,564,157	6,302,612
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt			$89,031	57,673
Accounts payable and accrued expenses			1,296,192	761,186
Total current liabilities			1,385,223	818,859
Long-term debt, less current portion			2,257,391	1,467,269
Deferred income taxes and other long-term liabilities			587,910	421,549
Total liabilities			4,230,524	2,707,677
Total stockholders' equity			4,333,633	3,594,935
Total liabilities and stockholders' equity			$8,564,157	6,302,612

Segment Information	Three Months Ended		As of and for the Nine Months Ended
(Amounts in thousands)	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net sales:
Carpet	$772,751	751,787	2,238,953	2,186,160
Ceramic	767,005	417,533	1,939,054	1,214,746
Laminate and Wood	450,723	328,582	1,326,178	1,020,380
Intersegment sales	(28,943)	(24,409)	(79,535)	(68,965)
Consolidated net sales	$1,961,536	1,473,493	5,424,650	4,352,321

Operating income (loss):
Carpet	$68,836	43,810	148,936	106,228
Ceramic	75,908	37,452	152,188	99,912
Laminate and Wood	39,020	28,892	119,075	96,613
Corporate and eliminations	(7,861)	(6,200)	(24,256)	(19,105)
Consolidated operating income	$175,903	103,954	395,943	283,648

Assets:
Carpet			$1,830,869	1,760,828
Ceramic			3,820,002	1,783,147
Laminate and Wood			2,721,707	2,586,084
Corporate and eliminations			191,579	172,553
Consolidated assets			$8,564,157	6,302,612

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net earnings attributable to Mohawk Industries, Inc.		$119,068	70,304	254,135	183,869
Adjusting items:
Restructuring, acquisition and integration-related costs		24,431	4,229	75,608	12,455
Acquisition purchase accounting (inventory step-up)		12,297	—	31,041	—
Discontinued operations		851	—	2,696	—
Deferred loan cost		490	—	490	—
Interest on 3.85% senior notes		—	—	3,559	—
Income taxes		(9,772)	(2,691)	(25,220)	(4,892)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$147,365	71,842	342,309	191,432

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$2.02	1.04	4.76	2.76
Weighted-average common shares outstanding - diluted		73,087	69,337	71,975	69,247

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	September 28, 2013
Current portion of long-term debt	$89,031
Long-term debt, less current portion	2,257,391
Less: Cash and cash equivalents	63,580
Net Debt	$2,282,842

Reconciliation of Operating Income to Proforma Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	December 31, 2012	March 30, 2013	June 29, 2013	September 28, 2013	September 28, 2013
Operating income	$95,860	86,842	133,198	175,903	491,803
Other (expense) income	(1,366)	(6,387)	1,097	(1,168)	(7,824)
Net (earnings) loss attributable to noncontrolling interest	—	(72)	190	(491)	(373)
Depreciation and amortization	63,878	60,349	80,643	81,550	286,420
EBITDA	158,372	140,732	215,128	255,794	770,026
Restructuring, acquisition and integration-related costs	6,109	9,856	41,321	24,431	81,717
Acquisition purchase accounting (inventory step-up)	—	—	18,744	12,297	31,041
Acquisitions EBITDA	55,046	40,542	—	—	95,588
Proforma Adjusted EBITDA	$219,527	191,130	275,193	292,522	978,372

Net Debt to Proforma Adjusted EBITDA					2.3

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Net sales	$1,961,536	1,473,493
Adjustment to net sales on a constant exchange rate	(13,621)	—
Net sales on a constant exchange rate	$1,947,915	1,473,493

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	September 28, 2013	September 29, 2012
Net sales	$767,005	417,533
Adjustment to segment net sales on a constant exchange rate	91	—
Segment net sales on a constant exchange rate	$767,096	417,533

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Wood and Laminate	September 28, 2013	September 29, 2012
Net sales	$450,723	328,582
Adjustment to segment net sales on a constant exchange rate	(13,712)	—
Segment net sales on a constant exchange rate	$437,011	328,582

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Gross profit	$516,890	372,837
Adjustments to gross profit:
Restructuring, acquisition and integration-related costs	14,699	2,984
Acquisition purchase accounting (inventory step-up)	12,297	—
Adjusted gross profit	$543,886	375,821
Adjusted gross profit as a percent of net sales	27.7%	25.5%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Selling, general and administrative expenses	$340,987	268,883
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(9,712)	(1,245)
Adjusted selling, general and administrative expenses	$331,275	267,638
Adjusted selling, general and administrative expenses as a percent of net sales	16.9%	18.2%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Operating income	$175,903	103,954
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	24,411	4,229
Acquisition purchase accounting (inventory step-up)	12,297	—
Adjusted operating income	$212,611	108,183
Adjusted operating margin as a percent of net sales	10.8%	7.3%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Carpet	September 28, 2013	September 29, 2012
Operating income	$68,836	43,810
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	1,570	3,122
Adjusted segment operating income	$70,406	46,932
Adjusted operating margin as a percent of net sales	9.1%	6.2%

	Three Months Ended
Ceramic	September 28, 2013	September 29, 2012
Operating income	$75,908	37,452
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	3,070	—
Acquisition purchase accounting (inventory step-up)	12,297	—
Adjusted segment operating income	$91,275	37,452
Adjusted operating margin as a percent of net sales	11.9%	9.0%

	Three Months Ended
Laminate and Wood	September 28, 2013	September 29, 2012
Operating income	$39,020	28,892
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	19,246	1,107
Adjusted segment operating income	$58,266	29,999
Adjusted operating margin as a percent of net sales	12.9%	9.1%

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Earnings from continuing operations before income taxes	$149,105	85,663
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition and integration-related costs	24,431	4,229
Acquisition purchase accounting (inventory step-up)	12,297	—
Deferred loan cost	490	—
Adjusted earnings from continuing operations before income taxes	$186,323	89,892

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	September 28, 2013	September 29, 2012
Income tax expense	$28,993	15,359
Income tax effect of adjusting items	9,475	2,691
Adjusted income tax expense	$38,468	18,050

Adjusted income tax rate	21%	20%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.  In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.